Prepared by, and after recording return to:

Gary Whittington, Esq.
Assistant General Counsel
AEGON USA Realty Advisors, Inc.
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499

--------------------------------------------------------------------------------


ATTENTION: CLERK AND RECORDER--THIS INSTRUMENT COVERS GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY AND SHOULD BE FILED FOR RECORD IN THE REAL PROPERTY RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. THIS INSTRUMENT SHOULD ALSO BE INDEXED AS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT COVERING GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY. THE MAILING ADDRESSES, TELEPHONE NUMBERS, AND FAX NUMBERS OF THE SECURED PARTY AND THE DEBTOR ARE WITHIN.

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

                        GREEN RIVER AT PALOMINO PARK LLC,
                                    Grantor,

                               having an office at
                       c/o Wellsford Park Highlands Corp.,
                               6700 Palomino Pkwy,
                         Highlands Ranch, Colorado 80130
                              Attn: David M. Strong

                                       to

                      THE PUBLIC TRUSTEE OF DOUGLAS COUNTY,
                                     Trustee

                               for the benefit of

                       AUSA LIFE INSURANCE COMPANY, INC.,
                       a New York life insurance company,
                                  Beneficiary,

                                having an office
                       c/o AEGON USA Realty Advisors, Inc.
                            4333 Edgewood Road, N.E.
                          Cedar Rapids, Iowa 52499-5443

Loan Amount: $40,000,000.00

Premises:  Green  River at  Palomino  Park,  Douglas  County,  Highlands  Ranch,
           Colorado

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made and given as of February 6th 2003 by GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company, whose address is c/o Wellsford Park
Highlands  Corp.,  6700 Palomino Pkwy,  Highlands Ranch,  Colorado 80130,  Attn:
David M. Strong (the "Grantor"), to the Public Trustee of Douglas County, as Trustee, (the "Trustee"), for the benefit of AUSA LIFE INSURANCE COMPANY, INC., a New York life insurance company having an office c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443 (the "Beneficiary"). The definitions of capitalized terms used in this Deed of Trust may be found either in Section 3 below, or through the cross-references provided in that Section.

1.   RECITALS

A. Under the terms of that certain Third Revised Loan Application/Commitment dated November 8, 2002 (the "Commitment"), AEGON USA Realty Advisors, Inc. ("AEGON"), as agent for the Beneficiary, agreed to fund a loan in the principal amount of $40,000,000 (the "Loan").

B. The Beneficiary has funded the Loan in the principal amount of $40,000,000 in accordance with the Commitment, and to evidence the Loan, the Grantor has executed and delivered to the Beneficiary a certain secured promissory note, of even date, in the amount of $40,000,000.

C. The Commitment requires that the Loan be secured by all of the Grantor's existing and after-acquired interest in certain real property and by certain tangible and intangible personal property.

2.   GRANTING CLAUSE

To secure the repayment of the Indebtedness, any increases, modifications, renewals or extensions of the Indebtedness, and any substitutions for the Indebtedness, as well as the performance of the Grantor's other Obligations, and in consideration of the sum of ten dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantor grants, bargains, warrants, conveys, alienates, releases, assigns, sets over and confirms to the Trustee, in trust with the power of sale for the benefit of the Beneficiary and to his or her successors and assigns forever, all of the Grantor's existing and after acquired interests in the Real Property.

3.   DEFINED TERMS

The following defined terms are used in this Deed of Trust. For ease of reference, terms relating primarily to the Security Agreement are defined in
Section 22.1.

"Absolute  Assignment of Leases and Rents" means the Loan Document  bearing this
heading.   "Appurtenances"  means  all  rights,  estates,   titles,   interests,
privileges, easements, tenements,

hereditaments, titles, royalties, reversions, remainders and other interests, whether presently held by the Grantor or acquired in the future, that may be conveyed as interests in the Land under the law of Colorado. Appurtenances include the Easements and the Assigned Rights.

"Assigned Rights" means all of the Grantor's rights, easements, privileges, tenements, hereditaments, contracts, claims, licenses or other interests, whether presently existing or arising in the future. The Assigned Rights include all of the Grantor's rights in and to:

(a)  any greater estate in the Real Property;

(b) insurance policies required to be carried hereunder, including the right to negotiate claims and to receive Insurance Proceeds and unearned insurance premiums (except as expressly provided in Section 8.1);

(c)  Condemnation Proceeds;

(d) licenses and agreements permitting the use of sources of groundwater or water utilities, septic leach fields, railroad sidings, sewer lines, means of ingress and egress;

(e)  drainage over other property;

(f)  air space above the Land;

(g)  mineral rights;

(h)  party walls;

(i)  vaults and their usage;

(j)  franchises;

(k) commercial tort claims that arise during the Loan term in respect of damages to the Real Property or to its operations, in respect of any impairment to the value of the Real Property, or in respect of the collection of any Rents;

(l)  construction contracts;

(m)  roof and equipment guarantees and warranties;

(n)  building and development licenses and permits;

(o) tax credits or other governmental entitlements, credits or rights, whether or not vested;

(p)  licenses and applications (whether or not yet approved or issued);

(q)  rights under management and service contracts;

(r)  leases of Fixtures;

(s) trade names; trademarks, trade styles, service marks, copyrights, , and agreements with architects, environmental consultants, property tax consultants, engineers, and any other third party contractors whose services benefit the Real Property. "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations promulgated pursuant to those statutes.

"Business Day" means any day when state and federal banks are open for business in Cedar Rapids, Iowa.

"Carveout Obligations" means those obligations described in Section 21.

"Carveouts" means those matters from which Carveout Obligations may arise, which are described in Section 21.

"Condemnation Proceeds" means all money or other property that has been, or is in the future, awarded or agreed to be paid or given in connection with any taking by eminent domain of all or any part of the Real Property (including a taking through the vacation of any street dedication or through a change of grade of such a street), either permanent or temporary, or in connection with any purchase in lieu of such a taking, or as a part of any related settlement, except for the right to condemnation proceeds granted to the tenant in a separate proceeding including in respect of the lost value of the tenant's leasehold interest.

"Default"  means any of the  acts,  omissions,  or  circumstances  specified  in
Section 10 below. "Default Rate" means the rate of interest specified as the "Default Rate" in the Note. "Development Agreements" means all development, utility or similar agreements included in the Permitted Encumbrances.

"Distribution System" means all cable, wiring, conduit, fiber optics and other similar medium whether installed above or underground or in the buildings on the Real Property, but not including the Telecommunications Equipment.

"Easements" means the Grantor's existing and future interests in and to the declarations, easements, covenants, and restrictions appurtenant to the Land.

"Environmental Indemnity Agreement" means the Loan Document bearing that heading. "Environmental Laws" means all present and future laws, statutes, ordinances, rules, regulations, orders, guidelines, rulings, decrees, notices and determinations of any Governmental Authority to the extent that they pertain to: (A) the protection of health against environmental hazards; (B) the protection of the environment, including air, soils, wetlands, and surface and underground water, from contamination by any substance that may have any adverse health effect on humans, livestock, fish, wildlife, or plant life, or which may disturb an ecosystem; (C) underground storage tank regulation or removal; (D) wildlife conservation; (E) protection or regulation of natural resources; (F) the protection of wetlands; (G) management, regulation and disposal of solid and hazardous wastes; (H) radioactive materials; (I) biologically hazardous materials; (J) indoor air quality; (K) the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Substances. "Environmental Laws" include the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the -- --- -- --- Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C.ss.1251 et seq., the -- --- Clean Air Act, 42 U.S.C.ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., all -- --- -- --- similar state statutes and local ordinances, and all regulations promulgated under any of those statutes, and all administrative and judicial actions respecting such legislation, all as amended from time to time. "ESA" means the written environmental site assessment of the Real Property obtained under the terms of the Commitment.

"Escrow Expenses" means those expenses in respect of Insurance Premiums and such other lienable Impositions as the Beneficiary pays from time to time directly from the Escrow Fund using monies accumulated through the collection of Monthly Escrow Payments.

"Escrow Fund" means the funds deposited by Grantor with the Beneficiary pursuant to Section 9 hereof, as reflected in the accounting entry maintained on the books of the Beneficiary as funds available for the payment of Escrow Expenses under the terms of this Deed of Trust.

"Fixtures" means all materials, supplies, equipment, apparatus and other items now or hereafter attached to or installed on the Land and Improvements in a manner that causes them to become fixtures under the law of Colorado, including all built-in or attached furniture or appliances, elevators, escalators, heating, ventilating and air conditioning system components, emergency electrical generators and related fuel storage or delivery systems, septic system components, storm windows, doors, electrical equipment, plumbing, water conditioning, lighting, cleaning, snow removal, lawn, landscaping, irrigation, security, incinerating, fire-fighting, sprinkler or other fire safety equipment, bridge cranes or other installed materials handling equipment, satellite dishes or other telecommunication equipment, built-in video conferencing equipment, sound systems or other audiovisual equipment, and cable television distribution systems. Fixtures do not include the Telecommunications Equipment and Distribution System, trade fixtures, furniture and equipment owned by tenants and vendors who are unrelated to the Grantor, provided such items may be detached and removed by the tenants without damage to the Real Property, other than incidental damage that the tenants are obligated to repair under the terms of their Leases. Fixtures expressly include HVAC, mechanical, security and similar systems of general utility for the operation of the Improvements as leasable commercial real property.

"Governmental Authority" means any political entity with the legal authority to impose any requirement on the Property, including the governments of the United States, the State of Colorado, Douglas County, and any other entity with jurisdiction to decide, regulate, or affect the ownership, construction, use, occupancy, possession, operation, maintenance, alteration, repair, demolition or reconstruction of any portion or element of the Real Property.

"Hazardous Substance" means any substance the release of or the exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to human health, including: (A) any "oil," as defined by the Federal Water Pollution Control Act and regulations promulgated thereunder (including crude oil or any fraction of crude oil), (B) any radioactive substance and (C) STACCHYBOTRIS CHARTARUM or other molds. However, the term "Hazardous Substance" includes neither (A) a substance used in the cleaning and maintenance of the Real Property, if the quantity, storage and manner of its use are customary, prudent, and do not violate applicable law, or (B) automotive motor oil in immaterial quantities, if leaked from vehicles in the ordinary course of the operation of the Real Property and cleaned up in accordance with reasonable property management procedures and in a manner that violates no applicable law.

"Impositions" means all real and personal property taxes levied against the Property; general or special assessments; ground rent; water, gas, sewer, vault, electric or other utility charges; common area charges; owners' association dues or fees; fees for any easement, license or agreement maintained for the benefit of the Property; and any and all other taxes, levies, user fees, claims, charges and assessments whatsoever that at any time may be assessed, levied or imposed on the Property or upon its ownership, use, occupancy or enjoyment, and any related costs, interest or penalties. In addition, "Impositions" include all documentary, stamp or intangible personal property taxes that may become due in connection with the Indebtedness, including Indebtedness in respect of any future advance made by the Beneficiary to the Grantor, or that are imposed on any of the Loan Documents.

"Improvements" means, to the extent of the Grantor's existing and future interest, all buildings and improvements of any kind erected or placed on the Land now or in the future, including the Fixtures, together with Grantor's existing and future interest in all appurtenant rights, privileges, easements, tenements, hereditaments, titles, reversions, remainders and other interests.

"Indebtedness" means all sums that are owed or become due pursuant to the terms of the Note, this Deed of Trust, or any of the other Loan Documents or any other writing executed by the Grantor relating to the Loan, including scheduled principal payments, scheduled interest payments, default interest, late charges, prepayment premiums, accelerated or matured principal balances, advances, collection costs (including reasonable attorneys' fees), reasonable attorneys' fees and costs in enforcing or protecting the Note, the Deed of Trust, or any of the other Loan Documents in any probate, bankruptcy or other proceeding, receivership costs, fees and costs of the Trustee and all other financial obligations of the Grantor incurred in connection with the Loan transaction, provided, however, that this Deed of Trust shall not secure any Loan Document or any particular person's liabilities or obligations under any Loan Document to the extent that such Loan Document expressly states that it or such particular person's liabilities or obligations are unsecured by this Deed of Trust. Indebtedness shall also include any obligations under agreements which specifically provide that such obligations are secured by this Deed of Trust.

"Insurance Premiums" means all premiums or other charges required to maintain in force any and all insurance policies that this Deed of Trust requires that the Grantor maintain.

"Insurance Proceeds" means (A) all proceeds of all insurance now or hereafter carried by or payable to the Grantor with respect to the Real Property, including with respect to the interruption of rents or income derived from the Property, all unearned insurance premiums and all related claims or demands, and
(B) all Proceeds.

"Land" means that certain tract of land located in Douglas County, Colorado, which is described on the attached Exhibit A, together with the Appurtenances.

"Leases" means all leases, subleases, licenses, concessions, extensions, renewals and other agreements (whether written or oral, and whether presently effective or made in the future) through which the Grantor grants any possessory interest in and to, or any right to occupy or use, all or any part of the Real Property, and any related guaranties.

"Legal Control" means the power, either directly or indirectly, to exercise the authority of the owner of the Real Property, either as the majority shareholder of the common stock of a corporation, as the sole general partner of a limited partnership, as the managing general partner of a general partnership, or as the sole manager of a limited liability company, provided the entity exercising such authority cannot be divested of such authority without its consent, either directly or indirectly, except for cause.

"Legal Requirements" means all laws, statutes, rules, regulations, ordinances, judicial decisions, administrative decisions, building permits, development permits, certificates of occupancy, or other requirements of any Governmental Authority.

"Loan Documents" means all documents evidencing the Loan or delivered in connection with the Loan, whether entered into at the closing of the Loan or in the future.

"Maximum Lawful Rate" means the maximum lawful rate of interest that may be paid or collected under the laws of Colorado.

"Monthly Escrow Payment" means the sum of the Monthly Imposition Requirement, the Monthly Insurance Premium Requirement, and the Monthly Reserve Requirement.

"Monthly Imposition Requirement" means one-twelfth of the annual amount that the Beneficiary estimates will be required to permit the timely payment by the Beneficiary of those Impositions that the Beneficiary elects, from time to time, to include in the calculation of the Monthly Imposition Requirement. Such Impositions shall include real and personal property taxes and may include, at the Beneficiary's sole and absolute discretion any Impositions that the Grantor has failed to pay on a timely basis during the term of the Loan. The Beneficiary shall base its estimate on the most recent information supplied by the Grantor concerning future Impositions. If the Grantor fails to supply such information or if it is unavailable at the time of estimation, the Beneficiary shall estimate future Impositions using historical information and an annual inflation factor equal to the lesser of 5% and the maximum inflation factor permitted by law.

"Monthly Insurance Premium Requirement" means one-twelfth of the annual amount that the Beneficiary estimates (based on available historical data and using, if future Insurance Premiums are as yet undeterminable, a 5% inflation factor) will be required to permit the timely payment of the Insurance Premiums by the Beneficiary.

"Monthly Reserve Requirement" means the monthly payment amount which the Beneficiary estimates will, over the subsequent twelve months, result in the accumulation of a surplus in the Escrow Fund equal to the sum of the Monthly Imposition Requirement and the Monthly Insurance Premium Requirement.

"Note" means the promissory note dated of even date herewith to evidence the Indebtedness in the original principal amount of $40,000,000, together with all extensions, renewals and modifications.

"Notice"  means a notice given in accordance  with the  provisions of Subsection
26.12. "Obligations" means all of the obligations required to be performed under the terms and conditions of any of the Loan Documents by any Obligor, except for obligations that are expressly stated to be unsecured under the terms of another Loan Document.

"Obligor" means the Grantor, or any other Person that is liable under the Loan Documents for the payment of any portion of the Indebtedness, or the performance of any other obligation required to be performed under the terms and conditions of any of the Loan Documents, under any circumstances.

"Participations" means participation interests in the Loan Documents granted by the Beneficiary. "Permitted Control Group Member" shall mean any member of a group comprised of Wellsford Real Property, Inc. and EOP Limited Partnership.

"Permitted Encumbrances" means (A) the lien of taxes and assessments not yet due and payable and (B) those matters listed as special exceptions in the Beneficiary's title insurance policy insuring the priority of this Deed of Trust.

"Permitted Transfer" means a transfer specifically described in Section 14 as permitted.

"Person"  means  any  individual,   corporation,   limited  liability   company,
partnership,   trust,  unincorporated  association,   government,   governmental
authority or other entity.

"Prohibited Structural Change" means (A) a change in the ownership structure of Grantor, if, following the change, Legal Control of the Real Property is no longer exercised by one or more Permitted Control Group Member, or (B) a change in the identity or capacity of any intermediate entity through which any Permitted Control Group Member exercises such Legal Control.

"Property" means the Real Property, the Personal Property, the Leases and the Rents.

"Rating Agencies" means one or more credit rating agencies approved by Lender.

"Real Property" means the Land, the Improvements, the Leases and the Rents.

"Rents" means all rents, income, receipts, issues and profits and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting minerals from, or otherwise enjoying the Real Property, whether presently existing or arising in the future, to which the Grantor may now or hereafter become entitled or may demand or claim from the commencement of the Loan term through the time of the satisfaction of all of the Obligations, including security deposits, amounts drawn under letters of credit securing tenant obligations, minimum rents, additional rents, common area maintenance charges, parking revenues, deficiency rents, termination payments, space contraction payments, damages following default under a Lease, premiums payable by tenants upon their exercise of cancellation privileges, proceeds from lease guarantees, proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Property, all rights and claims of any kind which the Grantor has or may in the future have against the tenants under the Leases, lease guarantors, or any subtenants or other occupants of the Real Property, all proceeds of any sale of the Real Property in violation of the Loan Documents, any future award granted the Grantor in any court proceeding involving any such tenant in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and any and all payments made by any such tenant in lieu of rent.

"Restoration" means (A) in the case of a casualty resulting in damage to or the destruction of the Improvements, the repair or rebuilding of the Improvements to their original condition, or (B) in the case of the condemnation of a portion of the Real Property, the completion of such work as may be necessary in order to remedy the effects of the condemnation so that the value and income-generating characteristics of the Real Property are restored.

"Securities" means mortgage pass-through certificates or other securities evidencing a beneficial interest in the Loan, issued in a rated or unrated public offering or private placement.

"Securitization" means the issuance of Securities.

"Telecommunications" means (i) local telephone exchange services and point-to-point telephone communications (including dedicated long-distance service), call waiting, call forwarding, speed dialing and other similar services; paging, voice mail and message center service; video communications service; 800 or other toll-free-number service; telephone credit or debit card service; audio conferencing; (ii) multichannel video or audio programming, including, without limitation, cable television services, satellite master antenna television, wireless or microwave technology, direct feed from a local franchise cable provider or video delivery provider, multichannel multipoint distribution service, direct broadcast satellite, or other similar video or audio transmission services; and (iii) high speed Internet access and other Internet-related communication services, which may include all other services such as voice, video, data, facsimile or other communication services (or any combination of the foregoing), data transmission service; access to computer "Internet" or other networked computer-based communications and related content, including access via Internet "portal" service; provision of telephone, video communication or other similar communications equipment or infrastructure.

"Telecommunications Equipment" means the facilities and equipment owned by Palomino Park Telecom, LLC or its licensees for the transmission and reception of Telecommunications services, including without limitation: servers, racks, cabinets, cable, risers, junction boxes, hangers, pull boxes, innerducts, connecting equipment, termination blocks, intermediate distribution facilities, a/k/a customer service boxes, electrical wiring and related equipment, electronic devises, and hardware and software or any components thereof, but not including the Distribution System.

4.   TITLE

The Grantor represents to and covenants with the Beneficiary and with its successors and assigns that, at the point in time of the grant of the lien created by this Deed of Trust, the Grantor is well seized of good and indefeasible title to the Real Property, in fee simple absolute, subject to no lien or encumbrance except the Permitted Encumbrances. The Grantor warrants this estate and title to the Beneficiary and to its successors and assigns forever, against all lawful claims and demands of all persons subject to the Permitted Encumbrances. The Grantor shall maintain mortgagee title insurance issued by a solvent carrier, covering the Real Property in an amount at least equal to the amount of the Loan's original principal balance. This Deed of Trust is and shall remain a valid and enforceable first lien on the Real Property, subject only to the Permitted Encumbrances, and if the validity or enforceability of this first lien is attacked by appropriate proceedings, the Grantor shall diligently and continuously defend it through appropriate proceedings. Should the Grantor fail to do so, the Beneficiary may at the Grantor's expense take all necessary action, including the engagement and compensation of legal counsel, the prosecution or defense of litigation, and the compromise or discharge of claims. The Grantor shall defend, indemnify and hold the Beneficiary harmless in any suit or proceeding brought to challenge or attack the validity, enforceability or priority of the lien granted by this Deed of Trust. If a prior construction, mechanics' or materialmen's lien on the Real Property arises by operation of statute during any construction or repair of the Improvements, the Grantor shall either cause the lien to be discharged by paying when due any amounts owed to such persons, or shall comply with Section 12 of this Deed of Trust.

5.   REPRESENTATIONS OF THE GRANTOR

The Grantor hereby represents to the Beneficiary as follows:

5.1  FORMATION, EXISTENCE, GOOD STANDING

The Grantor is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado and has obtained all licenses and permits and filed all statements of fictitious name and registrations necessary for the lawful operation of its business in Colorado.

5.2  POWER AND AUTHORITY

The Grantor has full power and authority to carry on its business as presently conducted, to own the Property, to execute and deliver the Loan Documents, and to perform its Obligations.

5.3  ANTI-TERRORISM REGULATIONS

Neither the Grantor, any affiliate of the Grantor, nor any person owning an interest in either of the foregoing (unless in either case, as a shareholder of Wellsford Real Properties, Inc. or of any other publicly traded entity), is a "Specially Designated National" or a "Blocked Person" as those terms are defined in the Office of Foreign Asset Control Regulations (31 CFR Section 500 ET SEQ.).

5.4  DUE AUTHORIZATION

The Loan transaction and the performance of all of the Grantor's Obligations have been duly authorized by all requisite limited liability company action, and each individual executing any Loan Document on behalf of the Grantor has been duly authorized to do so.

5.5  NO DEFAULT OR VIOLATIONS

The execution and performance of the Grantor's Obligations will not result in any breach of, or constitute a default under, any contract, agreement, document or other instrument to which the Grantor is a party or by which the Grantor may be bound or affected, and do not and will not violate or contravene any law to which the Grantor is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with the Loan Documents.

5.6  NO FURTHER APPROVALS OR ACTIONS REQUIRED

No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of the Loan Documents by the Grantor.

5.7  DUE EXECUTION AND DELIVERY

Each of the Loan Documents to which the Grantor is a party has been duly executed and delivered on behalf of the Grantor.

5.8  LEGAL, VALID, BINDING AND ENFORCEABLE

Each of the Loan Documents to which the Grantor is a party constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, or by equitable principles of general application (whether considered in an action at law or in equity).

5.9  ACCURATE FINANCIAL INFORMATION

All financial information furnished by the Grantor to the Beneficiary in connection with the application for the Loan is true, correct and complete in all material respects and does not omit to state any fact or circumstance necessary to make the statements in them not misleading, and there has been no material adverse change in the financial condition of the Grantor since the date of such financial information.

5.10 COMPLIANCE WITH LEGAL REQUIREMENTS

All governmental approvals and licenses required for the conduct of the Grantor's business and for the maintenance and operation of the Real Property in compliance with applicable law are in full force and effect, and the Real Property is currently being operated in compliance with the Legal Requirements in all material respects.

5.11 CONTRACTS AND FRANCHISES

All contracts and franchises necessary for the conduct of the Grantor's business and for the operation of the Real Property in accordance with good commercial practice are in force.

5.12 NO CONDEMNATION PROCEEDING

As of the date of this Deed of Trust and except as disclosed to Beneficiary in writing, the Grantor has no knowledge of any present, pending or threatened condemnation proceeding or award affecting the Real Property.

5.13 NO CASUALTY

As of the date of this Deed of Trust, no damage to the Real Property by any fire or other casualty has occurred, other than damage that has been completely repaired in accordance with good commercial practice and in compliance with applicable law.

5.14 INDEPENDENCE OF THE REAL PROPERTY

The Real Property may be operated independently from other land and improvements not included within or located on the Land, and it is not necessary to own or control any property other than the Real Property in order to meet the obligations of the landlord under any Lease, or in order to comply with the Legal Requirements.

5.15 COMPLETE LOTS AND TAX PARCELS

The Land is comprised exclusively of tax parcels that are entirely included within the Land, and, if the Land is subdivided, of subdivision lots that are entirely included within the Land.

5.16 OWNERSHIP OF FIXTURES

The Grantor owns the Fixtures free of any encumbrances (except the Permitted Encumbrances to the extent the Fixtures are deemed part of the Real Property), including purchase money security interests, rights of lessors, and rights of sellers under conditional sales contracts or other financing arrangements.

5.17 COMMERCIAL PROPERTY

The Grantor is not using the Real Property for its personal residential purposes, and the Loan has not been made for personal, family or household purposes.

5.18 REAL PROPERTY IS NOT HOMESTEAD PROPERTY

The Real Property is NOT HOMESTEAD PROPERTY of the Grantor or of the spouse of any person named as the Grantor.

5.19 PERFORMANCE UNDER DEVELOPMENT AGREEMENTS

All of the obligations of the owner of the Real Property due under the Development Agreements have been fully, timely and completely performed and such performance has been accepted by the related governmental agency or utility company, and no Governmental Authority has alleged that any default exists under any of the Development Agreements.

5.20 STATUS OF CERTAIN TITLE MATTERS

Each of the Appurtenances (a) is valid and in full force and effect and may not be amended or terminated, except for cause, without the consent of the owner of the Real Property, (b) has not been amended or supplemented, (c) requires no approval of the Improvements that has not been obtained, (d) is free of defaults or alleged defaults, (e) does not provide for any assessment against the Real Property that has not been paid in full or, if paid in installments, which have not been paid current through the date of this Deed of Trust, and (f) has not been violated by the owner of the Real Property or, to the best of the Grantor's knowledge, by any tenant of the Real Property.

5.21 NO PROHIBITED TRANSACTIONS

The Grantor represents to the Beneficiary that either (a) the Grantor is not an "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity that is deemed to hold "plan assets" within the meaning of 29 C.F.R. ss.2510.3-101 of any such employee benefit plan or (b) the enter into of the Loan Documents, the acceptance of the Loan by the Grantor and the existence of the Loan will not result in a non-exempt prohibited transaction under ss.406 of ERISA or Section 4975 of the Code. The Grantor further warrants and covenants that the foregoing representation will remain true during the term of the Loan.

6.   COVENANTS

6.1  GOOD STANDING

The Grantor shall remain in good standing as a limited liability company under the laws of Colorado and shall maintain in force all statements of fictitious name and registrations necessary for the lawful operation of its business in Colorado during the term of the Loan.

6.2  NO DEFAULT OR VIOLATIONS

The Grantor shall not enter into any contract, agreement, document or other instrument, if the performance of the Grantor's Obligations would result in any breach of, or constitute a default under, any such contract, agreement, document or other instrument, or if the contract, agreement, document or other instrument would impose or contemplate any obligations the performance of which would result in a Default under the Loan Documents or would be inconsistent with the performance of the Grantor's Obligations.

6.3 PAYMENT AND PERFORMANCE

The Grantor shall pay the Indebtedness and perform all of its other Obligations, as and when the Loan Documents require such payment and performance.

6.4 PAYMENT OF IMPOSITIONS

The Grantor shall pay the Impositions on or before the last day on which they may be paid without penalty or interest, and shall, within thirty days, furnish the Beneficiary with a paid receipt or a cancelled check as evidence of payment. If the Beneficiary does not receive such evidence, the Beneficiary may obtain it directly. If it does so, the Beneficiary will charge the Grantor an administrative fee of $250 for securing the evidence of payment. The payment of this fee shall be a demand obligation of the Grantor. The Grantor may meet the Imposition payment requirements of this Subsection 6.4 by remitting the Monthly Escrow Payments when due, by immediately providing Notice to the Beneficiary of any new Imposition or increased Imposition unknown to the Beneficiary, and by paying to the Beneficiary on demand any amount required to increase the Escrow Fund to an amount sufficient to permit the Beneficiary to pay all Impositions from the Escrow Fund on time. If the Grantor wishes to contest the validity or amount of an Imposition, it may do so by complying with Section 12. If any new Legal Requirement (other than a general tax on income or on interest payments) taxes the Deed of Trust so that the yield on the Indebtedness would be reduced, and the Grantor may lawfully pay the tax or reimburse the Beneficiary for its payment, the Grantor shall do so.

6.5 MAINTENANCE OF THE REAL PROPERTY

The Grantor shall not commit or permit any waste of the Real Property as a physical or economic asset, and agrees to maintain in good repair the Improvements, including structures, roofs, mechanical systems, parking lots or garages, and other components of the Real Property that are necessary or desirable for the use of the Real Property, or which the Grantor as landlord under any Lease is required to maintain for the benefit of any tenant. In its performance of this Obligation, the Grantor shall promptly and in a good and workmanlike manner repair or restore, as required under Subsection 6.17, any elements of the Improvements that are damaged or destroyed. The Grantor shall also replace roofs, parking lots, mechanical systems, and other elements of the Improvements requiring periodic replacement. The Grantor shall carry out such replacements no less frequently than would a commercially reasonable owner intending to maintain the maximum income-generating potential of the Real
Property over its reasonable economic life. The Grantor shall not, without the prior written consent of the Beneficiary, demolish, reconfigure, or materially alter the structural elements of the Improvements, unless such an action is the obligation of the Grantor under a Lease approved by Beneficiary or for which the Beneficiary's approval is not required under the Absolute Assignment of Leases and Rents. The Beneficiary agrees that any request for its consent to such an action shall be deemed given if the Beneficiary does not respond within fifteen
(15) Business Days to any written request for such a consent, if the request is accompanied by all materials required to permit the Beneficiary to analyze the proposed action.

6.6 MANAGEMENT OF THE REAL PROPERTY

The Real Property shall be professionally leased and managed in a manner that is consistent with good commercial practice for institutional owners of first-class multifamily apartment projects.

6.7 USE OF THE REAL PROPERTY

The Grantor agrees that the Real Property may only be used as a residential apartment complex and for no other purpose.

6.8 LEGAL REQUIREMENTS

The Grantor shall maintain in full force and effect all governmental approvals and licenses required for the conduct of the Grantor's business and for the maintenance and operation of the Real Property in compliance with applicable law, and shall comply with all Legal Requirements relating to the Real Property at all times.

6.9 CONTRACTS AND FRANCHISES

The Grantor shall maintain in force all contracts and franchises necessary for the conduct of the Grantor's business and for the operation of the Real Property in accordance with good commercial practice.

6.10 COVENANTS REGARDING CERTAIN TITLE MATTERS

The Grantor shall promptly pay, perform and observe all of its obligations under the Appurtenant Easements or under reciprocal easement agreements, operating agreements, declarations, and restrictive covenants included in the Permitted Encumbrances, shall not modify or consent to the termination of any of them without the prior written consent of the Beneficiary, shall promptly furnish the Beneficiary with copies of all notices of default under them, and shall cause all covenants and conditions under them and benefiting the Real Property to be fully performed and observed.

6.11 INDEPENDENCE OF THE REAL PROPERTY

The Grantor shall maintain the independence of the Real Property from other land and improvements not included within or located on the Land. In fulfilling this covenant, the Grantor shall neither take any action which would make it necessary to own or control any property other than the Real Property in order to meet the obligations of the landlord under any Lease, or in order to comply with the Legal Requirements, nor take any action which would cause any land or improvements other than the Land and the Improvements to rely upon the Land or the Improvements for those purposes.

6.12 COMPLETE LOTS AND TAX PARCELS

The Grantor shall take no action that would result in the inclusion of any portion of the Land in a tax parcel or subdivision lot that is not entirely included within the Land.

6.13 COMMERCIAL PROPERTY

The Grantor shall not use the Real Property for its personal residential purposes, and the Loan shall not be used for personal, family or household purposes.

6.14 REAL PROPERTY IS NOT HOMESTEAD PROPERTY

The Real Property shall NOT BECOME HOMESTEAD PROPERTY of the Grantor or of the spouse of any person named as the Grantor.

6.15 PERFORMANCE UNDER DEVELOPMENT AGREEMENTS

The Grantor shall fully, timely and completely perform all of the obligations of the owner of the Real Property due under the Development Agreements and shall cause no default under any of the Development Agreements.

6.16 STATUS OF CERTAIN TITLE MATTERS

The Grantor shall not take or fail to take any action with respect to the Easements included within the Appurtenances or the reciprocal easement agreements, operating agreements, declarations, and restrictive covenants included in the Permitted Encumbrances, if as the result of such an action or failure, the Subject Easement or other title matter would (a) be rendered invalid or without force, (b) be amended or supplemented without the consent of the Grantor, (c) be placed in default or alleged default, (d) result in any lien against the Real Property, or (e) give rise to any assessment against the Real Property, unless immediately paid in full or, if payable in installments, paid prior to any delinquency.

6.17 RESTORATION UPON CASUALTY OR CONDEMNATION

If a casualty or condemnation occurs, the Grantor shall promptly commence the Restoration of the Real Property, to the extent that the Beneficiary has made Insurance Proceeds or Condemnation Proceeds available to the Grantor for such Restoration.

6.18 PERFORMANCE OF LANDLORD OBLIGATIONS

The Grantor shall perform its obligations as landlord under the Leases, and shall neither take any action, nor fail to take any action, if the action or failure would be inconsistent with the commercially reasonable management of the Real Property for the purpose of enhancing its long-term performance and value. Except as expressly permitted under the Absolute Assignment of Leases and Rents, the Grantor shall not, without the Beneficiary's written consent, extend, modify, declare a default under, terminate, or enter into any Lease of the Real Property.

6.19 FINANCIAL REPORTS AND OPERATING STATEMENTS

(A) MAINTENANCE OF BOOKS AND RECORDS

During the term of the Loan, the Grantor shall maintain complete and accurate accounting and operational records, including copies of all Leases and other material written contracts relating to the Real Property, copies of all tax statements, and evidence to support the payment of all material property-related expenses.

(B) DELIVERY OF FINANCIAL AND PROPERTY-RELATED INFORMATION

Within one hundred twenty (120) days of the end of each of its fiscal years, or, if a Default exists, on demand by the Beneficiary, the Grantor shall deliver to the Beneficiary (A) copies of the financial statements of the Grantor, including balance sheets and earnings statements, (B) a complete and accurate operating statement for the Real Property, and (C) a complete rent roll, all in form satisfactory to the Beneficiary. The rent roll must be certified by the Grantor to be true and correct and must include each tenant's name, premises, square footage, rent (including any percentage rent and supporting sales reports from the related tenants), lease expiration date, renewal options and related rental rates, delinquencies and vacancies, and the existence of any unsatisfied landlord obligations in respect of tenant improvements or other leasing costs. If the Grantor fails to deliver the items required in this Subsection, the Beneficiary may engage an accounting firm to prepare the required items. The Grantor shall cooperate fully with any investigative audit required to permit the accounting firm to produce these items, and the fees and expenses incurred in connection with their preparation shall be paid on demand by the Grantor.

If a decision is made to include the Loan in a Securitization and the amount of the Loan would exceed 20% of the amount estimated in good faith to be raised in the offering, the Grantor agrees to provide, to the extent required by SEC Rule 3-14, and to the extent not previously supplied to Beneficiary, financial statements for the Real Property in respect of the three years prior to the Securitization. If the amount of the Loan would exceed 10% (but not 20%) of the amount estimated in good faith to be raised by the offering, the Grantor agrees to provide such additional property-related financial information as the Beneficiary may request in order to meet then-applicable SEC rules in connection with the contemplated manner of the offering. The Grantor shall not be required to provide audited financial statements or audited property and related financial information unless and to the extent required elsewhere in this Deed of Trust; provided, however the financial statements and the Property-related financial information shall be certified as true and correct by Wellsford Park Highlands Corp.

(C) EFFECT OF FAILURE TO DELIVER FINANCIAL AND PROPERTY REPORTS

If no Default exists and the Grantor fails to provide the financial and property reports required under this Section within one hundred twenty (120) days of the close of any fiscal year, the Beneficiary will provide a Notice of this failure and a thirty (30)-day opportunity to cure before a Default shall exist. All monthly payments of principal and interest under the Note that become due after this cure period has elapsed but before the reports are received by the Beneficiary must be accompanied by a fee of .000834 times the principal balance of the Loan at the beginning of the previous month, regardless of whether the Notice has asserted that the failure constitutes a Default under this Deed of Trust. This fee is to compensate the Beneficiary for (A) the increased risk resulting from the Beneficiary's inability to monitor and service the Loan using up-to-date information and (B) the reduced value and liquidity of the Loan as a financial asset.

(D) CERTIFICATION OF INFORMATION

The financial and operating statements provided under this Subsection need not, as an initial matter, be certified by an independent certified public accountant as having been prepared in accordance with generally accepted accounting principles, consistently applied, or, in the case of financial statements prepared on a cash or income tax basis, or of operating statements, as not materially misleading based on an audit conducted in accordance with generally accepted auditing standards. The Grantor shall, however certify that such statements are true and correct, and the Beneficiary expressly reserves the right to require such a certification by an independent certified public accountant if a Default exists or if the Beneficiary has reason to believe that any previously provided financial or operating statement is misleading in any material respect.

6.20 ESTOPPEL STATEMENTS

Upon request by the Beneficiary, the Grantor shall, within ten Business Days of Notice of the request, furnish to the Beneficiary or to whom it may direct, a written statement acknowledging the amount of the Indebtedness and disclosing whether any offsets or defenses exist against the Indebtedness. Thereafter, the Grantor shall be estopped from asserting any other offsets or defenses alleged to have arisen as of the date of the statement.

6.21 PROHIBITION ON CERTAIN DISTRIBUTIONS

If Default exists under Subsection 10.2 or under any of Subparagraphs  (b), (c),
(d), (e) or (f) of Subsection 10.4, the Grantor shall not pay any dividend or make any partnership, trust or other distribution, and shall not make any payment or transfer any property in order to purchase, redeem or retire any interest in its beneficial interests or ownership.

6.22 USE OF LOAN PROCEEDS

The Loan proceeds shall be used solely for commercial purposes.

6.23 PROHIBITION ON CUTOFF NOTICES

The Grantor shall not issue any Notice to the Beneficiary to the effect that liens on the Real Property after the date of the Notice will enjoy priority over the lien of the Deed of Trust.

7. INSURANCE REQUIREMENTS

At all times until the Indebtedness is paid in full, the Grantor shall maintain insurance coverage and administer insurance claims in compliance with this Section.

7.1 REQUIRED COVERAGES

(A) OPEN PERILS/SPECIAL FORM/SPECIAL PERILS PROPERTY

The Grantor shall maintain "Open Perils," "Special Form," or "Special Perils" property insurance coverage in an amount not less than one hundred percent (100%) of the replacement cost of all insurable elements of the Real Property and of all tangible Personal Property, with coinsurance waived, or if a coinsurance clause is in effect, with an agreed amount endorsement acceptable to the Beneficiary. Coverage shall extend to the Real Property and to all tangible Personal Property.

(B) BROAD FORM BOILER AND MACHINERY

If any boiler or other machinery is located on or about the Real Property, the Grantor shall maintain broad form boiler and machinery coverage, including a form of business income coverage.

(C) FLOOD

If the Real Property is located in a special flood hazard area (that is, an area within the 100-year floodplain) according to the most current flood insurance rate map issued by the Federal Emergency Management Agency and if flood insurance is available, the Grantor shall maintain flood insurance coverage on all insurable elements of Real Property and of all tangible Personal Property.

(D) BUSINESS INTERRUPTION

The Grantor shall maintain a form of business income coverage in the amount of eighty percent (80%) of one year's business income from the Property.

(E) COMPREHENSIVE/GENERAL LIABILITY

The Grantor shall maintain commercial general liability coverage (which may be in the form of umbrella/excess liability insurance) with a $1,000,000 combined single limit per occurrence and a minimum aggregate limit of $2,000,000.

(F) LIQUOR LIABILITY

The Grantor shall maintain liquor liability coverage, if applicable law may impose liability on those selling, serving, or giving alcoholic beverages to others and if such beverages will be sold, served or given on the Real Property by the Grantor.

(G) ELECTIVE COVERAGES

The Beneficiary may require additional coverages appropriate to the property type and site location. Additional coverages may include earthquake, windstorm, mine subsidence, sinkhole, personal property, supplemental liability, or coverages of other property-specific risks.

7.2 PRIMARY COVERAGE

Each coverage required under this Section shall be primary rather than contributing or secondary to the coverage Grantor may carry for other properties or risks, provided, however, that blanket coverage shall be acceptable if (a) the policy includes limits by property location and (b) the Beneficiary determines, in the exercise of its sole and absolute discretion, that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy.

7.3 HOW THE BENEFICIARY SHOULD BE NAMED

On all property insurance policies and coverages required under this Section (including coverage against loss of business income), the Beneficiary must be named as "first mortgagee" under a standard mortgage clause. On all liability policies and coverages, the Beneficiary must be named as an "additional insured." The Beneficiary should be referred to verbatim as follows: "AUSA Life Insurance Company, Inc., and its successors, assigns, and affiliates; as their interest may appear; c/o AEGON USA Realty Advisors, Inc.; Mortgage Loan Dept.; 4333 Edgewood Rd., NE; Cedar Rapids, Iowa 52499-5443." 7.4 RATING

Each insurance carrier providing insurance required under this Section must have, independently of its parent's or any reinsurer's rating, a General Policyholder Rating of A, and a Financial Rating of X or better, as reported in the most current issue of Best's Insurance Guide, or as reported by Best on its internet web site.

7.5 DEDUCTIBLE

The maximum deductible on each required coverage or policy is $25,000.

7.6 NOTICES, CHANGES AND RENEWALS

All policies must require the insurance carrier to give the Beneficiary a minimum of ten (10) days' notice in the event of modification, cancellation or termination for non-payment of premium and a minimum of sixty (60) days' notice of non-renewal. The Grantor shall report to the Beneficiary immediately any of the following to the extent they affect any insurance contract: any vacancy; change of title; tenant occupancy or use; physical damage; additional improvements; or other factors affecting any insurance contract. Prior to expiration of any policy required under this Section, the Grantor shall provide either (a) an original or certified copy of the renewed policy, or (b) a "binder," an Acord 27 (property) or Acord 25 (liability) certificate, or another document satisfactory to the Beneficiary conferring on the Beneficiary the rights and privileges of mortgagee. If the Grantor meets the foregoing requirement under clause (b), the Grantor shall supply an original or certified copy of the original policy within ninety (90) days. All binders, certificates, documents, and original or certified copies of policies must name the Grantor as a named insured or as an additional insured, must include the complete and accurate property address and must bear the original signature of the issuing insurance agent.

7.7 UNEARNED PREMIUMS

If this Deed of Trust is foreclosed, the Beneficiary may at its discretion cancel any of the insurance policies required under this Section and apply any unearned premiums to the Indebtedness.

7.8 FORCED PLACEMENT OF INSURANCE

If the Grantor fails to comply with the requirements of this Section, the Beneficiary may, at its discretion, procure any required insurance. Any premiums paid for such insurance, or the allocable portion of any premium paid by the Beneficiary under a blanket policy for such insurance, shall be a demand obligation under this Deed of Trust, and any unearned premiums under such insurance shall comprise Insurance Proceeds and therefore a portion of the Property.

8. INSURANCE AND CONDEMNATION PROCEEDS

8.1 ADJUSTMENT AND COMPROMISE OF CLAIMS AND AWARDS

The Grantor may settle any insurance claim or condemnation proceeding if the effect of the casualty or the condemnation may be remedied for $100,000 or less. If a greater sum is required, the Grantor may not settle any such claim or proceeding without the advance written consent of the Beneficiary. If a Default exists, the Grantor may not settle any insurance claim or condemnation proceeding without the advance written consent of the Beneficiary.

8.2 DIRECT PAYMENT TO THE BENEFICIARY OF PROCEEDS

If the Insurance Proceeds received in connection with a casualty or the Condemnation Proceeds received in respect of a condemnation exceed $100,000, or if there is a Default, then such proceeds shall be paid directly to the Beneficiary. The Beneficiary shall have the right to endorse instruments which evidence proceeds that it is entitled to receive directly.

8.3 AVAILABILITY TO THE GRANTOR OF PROCEEDS

The Grantor shall have the right to use the Insurance Proceeds or the Condemnation Proceeds to carry out the Restoration of the Real Property, if the amount received is less than $1,200,000.

If the amount received in respect of a casualty or condemnation equals or exceeds $1,200,000, and if the Loan-to-Value ratio of the Property on completion will be seventy-five percent (75%) or less, as determined by the Beneficiary in its discretion based on its estimate of the market value of the Real Property, the Beneficiary shall receive such Insurance Proceeds or Condemnation Proceeds directly and hold them in a fund for Restoration. If the Beneficiary's estimate of the market value of the Real Property implies a Loan-to-value ratio of over 75%, and the Grantor disagrees with the Beneficiary's estimate, the Grantor may require that the Beneficiary engage an independent appraiser (the "Fee Appraiser") to prepare and submit to AEGON a full narrative appraisal report estimating the market value of the Real Property. The Fee Appraiser shall be certified in Colorado and shall be a member of a national appraisal organization that has adopted the Uniform Standards of Professional Appraisal Practice
(USPAP) established by the Appraisal Standards Board of the Appraisal Foundation. The Fee Appraiser will be required to use assumptions and limiting conditions established by the Beneficiary and to prepare the appraisal in conformity with the Beneficiary's Appraisal Guidelines. For purposes of this Section, the independent appraiser's value conclusion shall be binding on both the Beneficiary and the Grantor. The Grantor shall have the right to make a prepayment of the Loan, without premium, sufficient to achieve this Loan-to-value ratio. The independent fee appraisal shall be at the Grantor's expense, and the Grantor shall pay to the Beneficiary an administrative fee of $2,500 in connection with its review. The Beneficiary may require that the Grantor deposit $10,000 with the Beneficiary as security for these expenses or may pay the fee appraiser's and administrative fees from the proceeds at its sole discretion.

Unless the Grantor has the right to use the Insurance Proceeds or the Condemnation Proceeds under the foregoing paragraph, the Beneficiary may, in its sole and absolute discretion, either apply them to the Loan balance or disburse them for the purposes of repair and reconstruction, or to remedy the effects of the condemnation. No prepayment premium will be charged on amounts applied to reduce the principal balance of the Loan.

8.4 CONDITIONS TO AVAILABILITY OF PROCEEDS

The Beneficiary shall have no obligation to release Insurance Proceeds or Condemnation Proceeds to the Grantor, and may hold such amounts as additional security for the Loan, if (i) the Beneficiary has delivered to the Grantor Notice of any act, omission or circumstance that will, if uncured, become a Default, (ii) a Default has occurred under Section 10.2(a) in the twelve months prior to the casualty or condemnation event that precipitates the payment of Insurance Proceeds or Condemnation Proceeds or (iii) if the Insurance Proceeds or Condemnation Proceeds received by the Beneficiary and any other funds deposited by the Grantor with the Beneficiary are insufficient, as determined by the Beneficiary in its reasonable discretion, to complete the Restoration. If a Default exists, the Beneficiary may at its sole and absolute discretion apply such Insurance Proceeds and Condemnation Proceeds to the full or partial cure of the Default.

8.5 PERMITTED MEZZANINE FINANCING FOR REBUILDING OR REMEDIATION OF THE EFFECT OF TAKING BY EMINENT DOMAIN

If the Beneficiary reasonably determines that the Insurance Proceeds or Condemnation Proceeds received in respect of a casualty or condemnation, as the case may be, would be insufficient to permit the Grantor to restore the Improvements to their condition before the casualty, or to remedy the effect on the Real Property of the condemnation, then the Grantor shall use its best efforts to secure such additional funds as are necessary to effect the restoration or remediation. The Grantor's obligation to use its best efforts shall be limited to securing such funds on a non-recourse basis, pledging, if necessary, its equity interest in the Real Property as security to the extent of any such financing.

8.6 DRAW REQUIREMENTS

The Grantor's right to receive Insurance Proceeds and Condemnation Proceeds held by the Beneficiary under this Section shall be conditioned on the Beneficiary's approval of plans and specifications for the Restoration. Each draw shall be in the minimum amount of $50,000. Draw requests shall be accompanied by customary evidence of construction completion, and by endorsements to the Beneficiary's mortgagee title insurance coverage insuring the absence of construction, mechanics' or materialmen's liens. Draws based on partial completion of the Restoration shall be subject to a ten percent (10%) holdback. All transactional expenses shall be paid by the Grantor.

9. ESCROW FUND

The Grantor shall pay the Monthly Escrow Payment on the first (1st) day of every month, commencing with the month in which the first regular payment of principal and interest is due. The Beneficiary shall hold Monthly Escrow Payments in a non-interest-bearing fund from which the Beneficiary will pay on a timely basis those Escrow Expenses that the Beneficiary has anticipated will become payable on a regular basis during the Loan's term, and on which the Beneficiary has based its determination of the Monthly Imposition Requirement, the Monthly Insurance Premium Requirement and the Monthly Reserve Requirement. The Escrow Fund will be maintained as an accounting entry in the Beneficiary's general account, where it may be commingled with the Beneficiary's other funds. The Beneficiary may reanalyze the projected Escrow Expenses from time to time and shall advise the Grantor of any change in the amount of the Monthly Escrow Payment. Upon the foreclosure of this Deed of Trust, the delivery of a deed in lieu of foreclosure, or the payoff of the Loan, the Beneficiary shall apply amounts in the Escrow Fund, net of accrued Escrow Expenses, to the Indebtedness. The Beneficiary shall remit any amounts in excess of the Indebtedness to the Grantor.

10. DEFAULT

10.1 EXISTENCE OF DEFAULT

A Default shall exist immediately upon the occurrence of any of the acts, omissions or circumstances specified in Subsection 10.2 or in Subsection 10.4. Upon the occurrence of any of the acts, omissions or circumstances specified in Subsection 10.3, the Beneficiary may deliver written Notice to the Grantor of the existence of such an act, omission or circumstance, and that such an act, omission or circumstance shall constitute a Default under the Loan Documents unless the Grantor promptly initiates an effort to cure the potential Default, pursues the cure diligently and continuously, and succeeds in effecting the cure within one hundred twenty (120) days of its receipt of Notice. The Beneficiary shall afford the Grantor an additional period of one hundred twenty (120) days in cases where construction or repair is needed to cure the potential Default, and the cure cannot be completed within the first one hundred twenty (120)-day cure period. During the cure period, the Grantor has the obligation to provide on demand satisfactory documentation of its effort to cure, and, upon completion, evidence that the cure has been achieved. All notice and cure periods provided in this Deed of Trust shall run concurrently with any notice or cure periods provided by law.

10.2 MONETARY DEFAULTS

A Default shall exist upon any of the following:

(A) MONTHLY PRINCIPAL AND INTEREST PAYMENTS

The Grantor's failure to pay, or to cause to be paid, any regular monthly payment of principal and interest under the Note or any required Monthly Escrow Payment on or before the tenth day of the month in which it is due.

(B) MATURED INDEBTEDNESS

The Grantor's failure to pay, or to cause to be paid, the Indebtedness when the Loan matures by acceleration under Section 16, because of a transfer or encumbrance under Section 13, or by lapse of time.

(C) DEMAND OBLIGATIONS

The Grantor's failure to pay, or to cause to be paid, within five (5) Business Days of the Beneficiary's demand, any other amount due under this Deed of Trust or any of the other Loan Documents.

10.3 CURABLE NONMONETARY DEFAULT

Following the giving of Notice and the expiration of the cure period specified in Section 10.1, a Default shall exist if:

(A) ENTRY OF A MATERIAL JUDGMENT

Any judgment is entered against the Grantor or any other Obligor, and the judgment may materially and adversely affect the value, use or operation of the Real Property.

(B) OTHER DEFAULTS

The Grantor fails to observe any promise or covenant made in this Deed of Trust, unless the failure results in a Default under Subsection 10.2, subparagraph (a) of this Section 10.3, or Subsection 10.4.

10.4 INCURABLE NONMONETARY DEFAULT

A Default shall exist upon any of the following:

(A) MATERIAL UNTRUTH OR MISREPRESENTATION

The Beneficiary's discovery that any representation made by the Grantor in any Loan Document in connection with the Loan was untrue or misleading in any material respect at the time it was made.

(B) DUE ON SALE OR ENCUMBRANCE

The occurrence of any sale, conveyance, transfer or vesting that would result in the Loan becoming immediately due and payable at the Beneficiary's option under
Section 13.

(C) VOLUNTARY BANKRUPTCY FILING

The filing by the Grantor of a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors.

(D) INVOLUNTARY BANKRUPTCY OR SIMILAR FILING

The Grantor becomes the subject of any petition or action seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief, or that may result in a composition of its debts, provide for the marshaling of the Grantor's assets for the satisfaction of its debts, or result in the judicially ordered sale of the Grantor's assets for the purpose of satisfying its obligations to creditors, unless a motion for the dismissal of the petition or other action is filed within ten (10) days and results in its dismissal within sixty (60) days of the filing of the petition or other action.

(E) INSOLVENCY

The failure of the Grantor generally to pay its debts as they become due, its admission in writing to an inability so to pay its debts, the making by the Grantor of a general assignment for the benefit of creditors, or a judicial determination that the Grantor is insolvent.

(F) RECEIVERSHIP

The appointment of a receiver or trustee to take possession of any of the assets of the Grantor.

(G) LEVY OR ATTACHMENT

The taking or seizure of any material portion of the Property under levy of execution or attachment.

(H) LIEN

The filing against the Real Property of any lien or claim of lien for the performance of work or the supply of materials, or the filing of any federal, state or local tax lien against the Grantor, or against the Real Property, unless the Grantor promptly complies with Section 12 of this Deed of Trust.

(I) DEFAULTS UNDER OTHER LOAN DOCUMENTS

The existence of any default under any other Loan Document, provided any required Notice of such default has been given and any applicable cure period has expired.

(J) DISSOLUTION OR LIQUIDATION

The Grantor shall initiate or suffer the commencement of a proceeding for its dissolution or liquidation, and such proceeding shall not be dismissed within thirty (30) days, or the Grantor shall cease to exist as a legal entity (unless resulting in or allowed pursuant to a Permitted Transfer).

11. RIGHT TO CURE

Upon Default or upon the failure of the Grantor, following a Notice given under Subsection 10.1, to diligently pursue the cure of any act, omission or circumstance that may cause Default, the Beneficiary shall have the right to cure the Default or the act, omission or circumstance. The expenses of doing so shall be part of the Indebtedness, and the Grantor shall pay them to the Beneficiary on demand.

12. CONTEST RIGHTS

The Grantor may secure the right to contest Impositions and construction, mechanics' or materialmen's liens, through appropriate proceedings conducted in good faith, by either (A) depositing with the Beneficiary an amount equal to one hundred twenty five percent (125%) of the amount of the Imposition or the lien, or (B) obtaining and maintaining in effect a bond issued by a surety acceptable to the Beneficiary, in an amount equal to the greater of (i) the amount of a required deposit under clause (A) above and (ii) the amount required by the surety or by the court in order to obtain a court order staying the foreclosure of the lien pending resolution of the dispute, and releasing the lien of record. The proceeds of such a bond must be payable directly to the Beneficiary or to the applicable court if required by Colorado law. The surety issuing such a bond must be acceptable to the Beneficiary in its sole discretion. After such a deposit is made or bond issued, the Grantor shall promptly commence the contest of the lien and continuously pursue that contest in good faith and with reasonable diligence. If the contest of the related Imposition or lien is unsuccessful, any deposits or bond proceeds shall be used to pay the Imposition or to satisfy the obligation from which the lien has arisen. Any surplus shall be refunded to the Grantor. Grantor shall not be required to secure the right to contest Impositions, construction, mechanics' or materialmen's liens if the amount of the Imposition or lien contested is less than $25,000.00.

13. DUE ON TRANSFER OR ENCUMBRANCE

Upon the sale of any portion of the Real Property or any other conveyance, transfer or vesting of any direct or indirect interest in the Grantor or the Property, including (i) the direct or indirect transfer of, or the granting of a security interest in, the ownership of the Grantor, (ii) any encumbrance (other than a Permitted Encumbrance) of the Real Property (unless the Grantor contests the encumbrance in compliance with Section 12) and (iii) the lease, license, or granting of any security interest in the Personal Property, the Indebtedness shall, at the Beneficiary's option, become immediately due and payable upon Notice to the Grantor, unless the sale, conveyance, transfer or vesting is a Permitted Transfer.

14. DUE ON SALE EXCEPTIONS

14.1 TRANSFER TO AN APPROVED PURCHASER

The Grantor shall have the right, on five occasions during the term of the Loan, to sell or transfer the Property in a transaction approved by the Beneficiary. The Beneficiary agrees to approve a transfer if the following conditions are satisfied:

(A) NO DEFAULT

No Default shall exist, and no act, omission or circumstance shall exist which, if uncured following Notice and the passage of time, would become a Default.

(B) REQUEST AND SUPPORTING MATERIALS

The Beneficiary  shall receive a written request for its approval at least sixty
(60) days before the proposed transfer. The request shall specify the identity of the proposed transferee and the purchase price and other terms of the transaction, shall include a copy of the proposed contract of sale, and shall be accompanied by the financial statements, tax returns, and organizational documents of the proposed transferee and its principals.

(C) CRITERIA TO BE CONSIDERED

The ownership structure, financial strength, credit history and demonstrated property management expertise of the proposed transferee and its principals shall be satisfactory to the Beneficiary in its sole discretion. The Beneficiary expressly reserves the right to withhold its approval of the proposed transfer if the proposed transferee or any of its principals is or has been the subject of any bankruptcy, insolvency, or similar proceeding.

(D) ASSUMPTION AGREEMENT

Under the terms of the proposed transfer, the proposed transferee shall assume the Loan, without modification, under the terms of an assumption agreement and additional documentation satisfactory to the Beneficiary in form and substance. Under the assumption agreement, the transferee shall provide a representation as to the purchase price paid for the Real Property.

(E) TITLE INSURANCE ENDORSEMENT

The Grantor shall agree to provide an endorsement to the Beneficiary's mortgagee title insurance policy, insuring the continued validity and priority of this Deed of Trust following the assumption.

(F) ASSUMPTION FEE

The Beneficiary shall receive an assumption fee of one percent (1%) of the outstanding balance of the Loan, and the Grantor shall agree to reimburse the Beneficiary's out-of-pocket expenses incurred in connection with the proposed transfer, including title updates and endorsement charges, recording fees, any applicable taxes and attorneys' fees, regardless of whether the transfer is consummated.

(G) RELEASE OF GRANTOR

Upon a transfer pursuant to this Section 14.1, Grantor shall be released from all liabilities with respect to the Loan, to the extent that the party assuming the Loan expressly assumes all such obligations, including any accrued Carveout Obligations.

14.2 PERMITTED TRANSFERS OF CERTAIN PASSIVE INTERESTS

The Beneficiary agrees that it shall not withhold its consent to certain transfers of direct or indirect interests in the Grantor (each a "Qualified Passive Interest Transfer"). A "Qualified Passive Interest Transfer" is any transfer of a direct or indirect interest in the Grantor, if, following the transfer (i) the Real Property remains under the Legal Control of one or more Permitted Control Group Members; (ii) the transfer does not result in a Prohibited Structural Change and (iii) the transfer does not result in a change in assets that would be at risk with respect to the Carveout Obligations. Borrower shall not be required to pay an assumption fee to Beneficiary upon the occurrence of a Qualified Passive Interest Transfer, but shall be required to pay the costs described in Section 14.4.

14.3 TRANSFERS RESULTING IN PERMITTED CONTROL GROUP MEMBER OWNERSHIP

Beneficiary shall not unreasonably withhold its consent to any transfer of direct or indirect interests in the Borrower if, after such transfer, one or more Permitted Control Group Members directly or indirectly owns at least a 20% economic interest in Borrower. Beneficiary shall have the right of review, approval and consent of such transfer. Upon the occurrence of such transfer, Borrower shall pay to Beneficiary a $20,000 assumption fee, together with the costs described in Section 14.4.

14.4 TRANSACTION COSTS

The Grantor shall pay all out-of-pocket expenses incurred by the Beneficiary in the review and processing of a Permitted Transfer.

15. NOTICE OF ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

Under the Absolute Assignment of Leases and Rents, the Grantor has assigned to the Beneficiary, and to its successors and assigns, all of the Grantor's right and title to, and interest in, the Leases, including all rights under the Leases and all benefits to be derived from them. The rights assigned include all authority of the Grantor to modify or terminate Leases, or to exercise any remedies, and the benefits assigned include all Rents. This assignment is present and absolute, but under the terms of the Absolute Assignment of Leases and Rents, the Beneficiary has granted the Grantor a conditional license to collect and use the Rents, and to exercise the rights assigned, in a manner consistent with the Obligations, all as more particularly set forth in the Absolute Assignment of Leases and Rents. The Beneficiary may, however, terminate the license by written Notice to the Grantor on certain conditions set forth in the Absolute Assignment of Leases and Rents.

16. ACCELERATION

Under the terms of the Note, if a Default exists, the Beneficiary may, at its option, by Notice to the Grantor, declare the Indebtedness to be immediately due and payable, provided, however, that if the Default arises solely as the result of the failure of the Grantor to make a regular monthly payment of principal and interest, the Beneficiary shall not accelerate the Indebtedness unless the Beneficiary has given the Notice of the Default, and a cure period of three (3) Business Days, prior to declaring the Indebtedness to be immediately due and payable.

17. RIGHTS OF ENTRY AND TO OPERATE

17.1 ENTRY ON REAL PROPERTY

If a Default exists, the Beneficiary may, to the extent permitted by law, enter upon the Real Property and take exclusive possession of the Real Property and of all books, records and accounts, all without Notice and without being guilty of trespass, but subject to the rights of tenants in possession under the Leases. If the Grantor remains in possession of all or any part of the Property after Default and without the Beneficiary's prior written consent, the Beneficiary may, without Notice to the Grantor, invoke any and all legal remedies to dispossess the Grantor.

17.2 OPERATION OF REAL PROPERTY

Following Default, the Beneficiary may hold, lease, manage, operate or otherwise use or permit the use of the Real Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as the Beneficiary may deem to be prudent under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as the Beneficiary deems prudent), and apply all Rents and other amounts collected by the Beneficiary in accordance with the provisions of the Absolute Assignment of Leases and Rents.

18. RECEIVERSHIP

Following Default, the Beneficiary may apply to a court of competent jurisdiction for the appointment of a receiver of the Property, ex parte without Notice to the Grantor, whether or not the value of the Property exceeds the
Indebtedness, whether or not waste or deterioration of the Real Property has occurred, and whether or not other arguments based on equity would justify the appointment. The Grantor irrevocably, with knowledge and for valuable consideration, consents to such an appointment. Any such receiver shall have all the rights and powers customarily given to receivers in Colorado, including the rights and powers granted to the Beneficiary by this Deed of Trust, the power to maintain, lease and operate the Real Property on terms approved by the court, and the power to collect the Rents and apply them to the Indebtedness or otherwise as the court may direct. Once appointed, a receiver may at the Beneficiary's option remain in place until the Indebtedness has been paid in full.

19. FORECLOSURE; POWER OF SALE

Upon Default, the Beneficiary may immediately proceed to foreclose the lien of this Deed of Trust, against all or part of the Property, or to sell the Property by judicial or nonjudicial foreclosure in accordance with the laws of Colorado and may pursue any other remedy available to commercial mortgage lenders under the laws of Colorado.

20. WAIVERS

To the maximum extent permitted by law, the Grantor irrevocably and unconditionally WAIVES and RELEASES any present or future rights (a) of reinstatement or redemption (b) that may exempt the Property from any civil process, (c) to appraisal or valuation of the Property, (d) to extension of time for payment, (e) that may subject the Beneficiary's exercise of its remedies to the administration of any decedent's estate or to any partition or liquidation action, (f) to any homestead and exemption rights provided by the Constitution and laws of the United States and of Colorado, (g) to notice of acceleration or notice of intent to accelerate (other than as expressly stated herein), and (h) that in any way would delay or defeat the right of the Beneficiary to cause the sale of the Real Property for the purpose of satisfying the Indebtedness. The Grantor agrees that the price paid at a lawful foreclosure sale, whether by the Beneficiary or by a third party, and whether paid through cancellation of all or a portion of the Indebtedness or in cash, shall conclusively establish the value of the Real Property.

The foregoing waivers shall apply to and bind any party assuming the Obligations of the Grantor under this Deed of Trust.

21. EXCULPATION CLAUSE AND CARVEOUT OBLIGATIONS

The Beneficiary agrees that it shall not seek to enforce any monetary judgment with respect to the Indebtedness evidenced by the Note against the Grantor except through recourse to the Property, unless the Obligation from which the judgment arises is a Carveout Obligation. The Carveout Obligations include (a) the obligation to repay any portion of the Indebtedness that arises from a Carveout, (b) the obligation to repay the entire Indebtedness, if the Beneficiary's exculpation of the Grantor from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Beneficiary in respect of its actual damages suffered in connection with a Carveout, and (d) the obligation to defend and hold the Beneficiary harmless from and against any claims, judgments, causes of action or proceedings arising from a Carveout. The Carveouts are:

(i) fraud or material written misrepresentation;

(ii) waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Grantor, but shall exclude ordinary wear and tear in the absence of gross negligence);

(iii) misappropriation of tenant security deposits (including proceeds of tenant letters of credit), Insurance Proceeds or Condemnation Proceeds;

(iv) failure to pay property taxes, assessments or other lienable Impositions;

(v) failure to pay to the Beneficiary all Rents, income and profits, net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default (including the last month's rent, if collected in advance, under any lease in force at the time of Default);

(vi) removal from the Real Property of fixtures or Personal Property, unless replaced in a commercially reasonable manner;

(vii) the out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Grantor has agreed in writing to transfer the Real Property to the Beneficiary by the Beneficiary's choice of either an uncontested foreclosure or delivery of a deed in lieu of foreclosure;

(viii)  terminating or amending a Lease in violation of the Loan Documents;  and

(ix) any liability of the Grantor under the Environmental Indemnity Agreement.

The Beneficiary's exculpation of the Grantor from personal liability for the repayment of the Indebtedness shall be void without Notice if the Grantor (A) voluntarily transfers or creates any material voluntary lien on the Property in violation of this Deed of Trust, or (B) files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and has not offered, prior to the filing, to enter into the
Beneficiary's choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure within sixty (60) days of the Beneficiary's acceptance of the offer. After the Beneficiary accepts such an offer, default by the Grantor in fulfilling the terms of the accepted offer shall trigger personal liability for the entire Indebtedness. No such offer shall be conditioned on any payment by the Beneficiary, on the release of any Obligor from any Obligation, or on any other concession.

22. SECURITY AGREEMENT AND FIXTURE FILING

22.1 DEFINITIONS

"Account" shall have the definition assigned to it in the UCC.

"Account Collateral" means all Accounts that arise from the operations, use or enjoyment of the Property, from the commencement of the Loan term through the satisfaction of all of the Obligations.

"Bank" shall have the meaning assigned to that term in the UCC.

"Chattel Paper" shall have the definition assigned to it in the UCC.

"Chattel Paper Collateral" means all Chattel Paper arising from the sale or other disposition of all or part of the Property.

"Commercial Tort Claim" shall have the definition assigned to it in the UCC.

"Commercial Tort Claim Collateral" means all Commercial Tort Claims in respect of damages to the Property or to its operations, in respect of any impairment of the value of the Property, or in respect of the collection of any Accounts.

"Deposit Account" shall have the definition assigned to it in the UCC.

"Deposit Account Collateral" means all the Deposit Accounts into which Rents or Proceeds are deposited at any time from the commencement of the Loan term through the satisfaction of all of the Obligations.

"Document" shall have the definition assigned to it in the UCC.

"Document Collateral" means all Documents that evidence title to all or any part of the Goods Collateral.

"Equipment" shall have the definition assigned to it in the UCC.

"Equipment Collateral" means all Equipment that relates to the Real Property and is used in the operation of the Real Property as commercial real estate.

"Financing  Statements"  shall have the  definition  assigned  to it in the UCC.

"General  Intangibles"  shall  have the  definition  assigned  to it in the UCC.

"General Intangible Collateral" means all General Intangibles that have arisen or that arise in the future in connection with the Grantor's ownership, operation or leasing of the Real Property, at any time from the commencement of the Loan term through the satisfaction of all of the Obligations.

"Goods" shall have the definition assigned to it in the UCC. "Goods" include all detached Fixtures, items of Personal Property that may become Fixtures, property management files, accounting books and records, reports of consultants relating to the Real Property, site plans, test borings, environmental or geotechnical surveys samples and test results, blueprints, construction and shop drawings, and plans and specifications.

"Goods Collateral" means all Goods that relate to the Real Property and are used in the operation of the Real Property as commercial real estate.

"Instrument" shall have the definition assigned to that term in the UCC.

"Instrument Collateral" means all Instruments received as Rents or Proceeds or purchased by the Grantor with Rents or Proceeds.

"Investment Property" shall have the definition assigned to that term in the UCC.

"Investment Property Collateral" means all the Investment Property purchased using Rents or Proceeds, or received in respect of Account Collateral.

"Letter of Credit" shall have the definition assigned to it in the UCC.

"Letter of Credit Collateral" means all Letters of Credit that relate to the use, operation or enjoyment of the Property, including those that secure the payment of any Accounts comprising Account Collateral or arising from the sale or other disposition of all or part of the Property.

"Letter of Credit Rights" shall have the  definition  assigned to it in the UCC.

"Letter of Credit Rights Collateral" means all Letter of Credit Rights that relate to the use, operation or enjoyment of the Property, including rights to Letters of Credit that secure the payment of any Accounts comprising Account Collateral or arising from the sale or other disposition of all or part of the Property.

"Money Collateral" means all money received in respect of Rents.

"Personal Property" means Account Collateral, Chattel Paper Collateral, Commercial Tort Claim Collateral, Deposit Account Collateral, Document Collateral, Goods Collateral, Instrument Collateral, General Intangibles Collateral, Investment Property Collateral, Letter-of-Credit Rights Collateral, Letters of Credit Collateral, and Money Collateral.

"Proceeds" shall have the meaning assigned to that term in the UCC.

"UCC" means the Uniform Commercial Code as adopted in Colorado.

22.1 CREATION OF SECURITY INTEREST

This Deed of Trust shall be self-operative and shall constitute a Security Agreement pursuant to the provisions of the UCC with respect to the Personal Property. The Grantor, as debtor, hereby grants the Beneficiary, as secured party, for the purpose of securing the Indebtedness, a security interest in the Account Collateral, Chattel Paper Collateral, Commercial Tort Claim Collateral, Deposit Account Collateral, Document Collateral, Goods Collateral, Instrument Collateral, General Intangible Collateral, Investment Property Collateral, Letter-of-Credit Rights Collateral, Letter of Credit Collateral, and Money Collateral, in the accessions, additions, replacements, substitutions and Proceeds of any of the foregoing items of collateral. Upon Default, the Beneficiary shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity, and, at the Beneficiary's option, the Beneficiary may also invoke the remedies provided elsewhere in this Deed of Trust as to such Property. The Grantor and the Beneficiary agree that the rights granted to the Beneficiary as secured party under this Section 22 are in addition to rather than a limitation on any of the Beneficiary's other rights under this Deed of Trust with respect to the Property. The Grantor and the Beneficiary agree that the Telecommunications Equipment and the Distribution System are specifically excluded from the foregoing grant of security interest.

22.2 FILING AUTHORIZATION

The Grantor irrevocably authorizes the Beneficiary to file, in the appropriate locations for filings of UCC financing statements in any jurisdictions as the Beneficiary in good faith deems appropriate, such financing statements and amendments as the Beneficiary may require in order to perfect or continue this security interest, or in order to prevent any filed financing statement from becoming misleading or from losing its perfected status.

22.3 ADDITIONAL SEARCHES AND DOCUMENTATION

Grantor shall provide to Beneficiary upon request, certified copies of any searches of UCC records deemed necessary or appropriate by Beneficiary to confirm the first priority status of its security interest in the Personal Property, together with copies of all documents or records evidencing security interests disclosed by such searches.

22.4 COSTS

The Grantor shall pay all filing fees and costs and all reasonable costs and expenses of any record searches (or their continuations) as the Beneficiary may require.

22.5 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE GRANTOR

(A) OWNERSHIP OF THE PERSONAL PROPERTY

All of the Personal Property is, and shall during the term of the Loan continue to be, owned by the Grantor, and is not the subject matter of any lease, control agreement or other instrument, agreement or transaction whereby any ownership, security or beneficial interest in the Personal Property is held by any person or entity other than the Grantor, subject only to (1) the Beneficiary's security interest, (2) the rights of Tenants occupying the Property pursuant to Leases approved by the Beneficiary, and (3) the Permitted Exceptions.

(B) NO OTHER IDENTITY

The Grantor represents and warrants that the Grantor has not used or operated under any other name or identity for at least five (5) years. The Grantor covenants and agrees that Grantor will furnish Beneficiary with notice of any change in its name, form of organization, or state of organization within thirty
(30) days prior to the effective date of any such change.

(C) LOCATION OF EQUIPMENT

All Equipment Collateral is located upon the Land.

(D) REMOVAL OF GOODS

The Grantor will not remove or permit to be removed any item included in the Goods Collateral from the Land, unless the same is replaced immediately with unencumbered Goods Collateral (1) of a quality and value equal or superior to that which it replaces and (2) which is located on the Land. All such replacements, renewals, and additions shall become and be immediately subject to the security interest of this Deed of Trust.

(E) PROCEEDS

The Grantor may, without the Beneficiary's prior written consent, dispose of Goods Collateral in the ordinary course of business, provided that, following the disposition, the perfection of the Beneficiary's security interest in the Proceeds of the disposition will continue under ss. 9-315 (d) of the UCC. The Grantor shall not, without the Beneficiary's prior written consent, dispose of any Personal Property in any other manner, except in compliance with Paragraph
(d)of this Section 22.5.

22.6 FIXTURE FILING

This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the Clerk and Recorder of Douglas County, Colorado with respect to any and all fixtures comprising Property. The "debtor" is Green River at Palomino Park LLC, a limited liability company organized under Colorado law, the "secured party" is AUSA Life Insurance Company, Inc., a New York life insurance company, the collateral is as described in Section 22.1 above and the granting clause of this Deed of Trust, and the addresses of the debtor and secured party are the addresses stated in Subsection 26.12 of this Deed of Trust for Notices to such parties. The federal identification number of the debtor is 84-1498143. The Organizational Identification Number of the debtor is 19991212581. The owner of record of the Real Property is Green River at Palomino Park LLC.

23. ENVIRONMENTAL MATTERS

23.1 REPRESENTATIONS

The Grantor represents as follows:

(A) NO HAZARDOUS SUBSTANCES

To the best of the Grantor's knowledge as a duly diligent property owner, and except as disclosed in the ESA or otherwise disclosed to Beneficiary in writing prior to the date of this Deed of Trust, no release of any Hazardous Substance has occurred on or about the Real Property in a quantity or at a concentration level that (i) violates any Environmental Law, or (ii) requires reporting to any regulatory authority or may result in any obligation to remediate under any Environmental Law.

(B) COMPLIANCE WITH ENVIRONMENTAL LAWS

The Real Property and its current use and presently anticipated uses comply with
all   Environmental   Laws,   including  those  requiring   permits,   licenses,
authorizations, and other consents and approvals.

(C) NO ACTIONS OR PROCEEDINGS

No governmental authority or agency has commenced any action, proceeding or investigation based on any suspected or actual violation of any Environmental Law on or about the Real Property. To the best of the Grantor's knowledge as a duly diligent property owner, no such authority or agency has threatened to commence any such action, proceeding, or investigation.

23.2 ENVIRONMENTAL COVENANTS

The Grantor covenants as follows:

(A) COMPLIANCE WITH ENVIRONMENTAL LAWS

The Grantor shall, and the Grantor shall cause all employees, agents, contractors, and tenants of the Grantor and any other persons present on or occupying the Real Property to, keep and maintain the Real Property in compliance with all Environmental Laws.

(B) NOTICES, ACTIONS AND CLAIMS

The Grantor shall immediately advise the Beneficiary in writing of (i) any notices from any governmental or quasi-governmental agency or authority of violation or potential violation of any Environmental Law received by the Grantor, (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law, (iii) all claims made or threatened by any third party against the Grantor or the Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substances, and (iv) discovery by the Grantor of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that creates a foreseeable risk of contamination of the Real Property by or with Hazardous Substances.

23.3 THE BENEFICIARY'S RIGHT TO CONTROL CLAIMS

The Beneficiary shall have the right (but not the obligation) to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Substances and to have its related and reasonable attorneys' and consultants' fees paid by the Grantor upon demand.

23.4 INDEMNIFICATION

The Grantor shall be solely responsible for, and shall indemnify, defend, and hold harmless the Beneficiary, its directors, officers, employees, agents, successors and assigns, from and against, any claim, judgment, loss, damage, demand, cost, expense or liability of whatever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or after the date of this Deed of Trust) of Hazardous Substances on, in, under or about the Real Property (whether by the Grantor, a predecessor in title, any tenant, or any employees, agents, contractor or subcontractors of any of the foregoing or any third persons at any time occupying or present on the Real Property), including: (i) personal injury;
(ii) death; (iii) damage to property; (iv) all consequential damages; (v) the cost of any required or necessary repair, cleanup or detoxification of the Real Property, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (vi) damage to any natural resources; and (vii) all reasonable costs and expenses incurred by the Beneficiary or the Trustee in connection with clauses (i) through (vi), including reasonable attorneys' and consultants' fees; provided, however, that nothing contained in this Section shall be deemed to preclude the Grantor from seeking indemnification from, or otherwise proceeding against, any third party including any tenant or predecessor in title to the Real Property, and further provided that this indemnification will not extend to matters caused by the Beneficiary's gross negligence or willful misconduct, or arising from a release of Hazardous Substances which occurs after the Beneficiary has taken possession of the Real Property, so long as the Grantor has not caused the release through any act or omission. The covenants, agreements, and indemnities set forth in this Section shall be binding upon the Grantor and its heirs, personal representatives, successors and assigns, and shall survive repayment of the Indebtedness, foreclosure of the Real Property, and the Grantor's granting of a deed to the Real Property in lieu of foreclosure. Payment shall not be a condition precedent to this indemnity. Any costs or expenses incurred by the Beneficiary for which the Grantor is responsible or for which the Grantor has indemnified the Beneficiary shall be paid to the Beneficiary on demand, with interest at the Default Rate from the date incurred by the Beneficiary until paid in full, and shall be secured by this Deed of Trust. Without the prior written consent of the Beneficiary, the Grantor shall not enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to Hazardous Substances. The Beneficiary agrees that it shall not unreasonably delay its consideration of any written request for its consent to any such settlement agreement, consent decree, or other compromise once all information, reports, studies, audits, and other documentation have been submitted to the Beneficiary.

23.5 ENVIRONMENTAL AUDITS

If a Default exists, or at any time the Beneficiary has reason to believe that a release of Hazardous Substances may have occurred or may be likely to occur, the Beneficiary may require that the Grantor retain, or the Beneficiary may retain directly, at the sole cost and expense of the Grantor, a licensed geologist, industrial hygienist or an environmental consultant acceptable to the
Beneficiary to conduct an environmental assessment or audit of the Real Property. In the event that the Beneficiary makes a reasonable determination of the need for an environmental assessment or audit, the Beneficiary shall inform the Grantor in writing that such a determination has been made and, if requested to do so by the Grantor, give the Grantor a written explanation of that determination before the assessment or audit is conducted. The Grantor shall afford any person conducting an environmental assessment or audit access to the Real Property and all materials reasonably requested. The Grantor shall pay on demand the cost and expenses of any environmental consultant engaged by the Beneficiary under this Subsection. The Grantor shall, at the Beneficiary's request and at the Grantor's sole cost and expense, take such investigative and remedial measures determined by the geologist, hygienist or consultant to be necessary to address any condition discovered by the assessment or audit so that
(i) the Real Property shall be in compliance with all Environmental Laws, (ii) the condition of the Real Property shall not constitute any identifiable risk to human health or to the environment, and (iii) the value of the Real Property shall not be affected by the presence of Hazardous Substances.

24. AGREEMENT CONCERNING INTEREST

The provisions of the Note and of this Deed of Trust now or hereafter existing are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the Note or otherwise, shall the amount paid or agreed to be paid to the Beneficiary for the use, forbearance or detention of the sums evidenced by the Note exceed the Maximum Lawful Rate. If, from any circumstances whatsoever, the performance or fulfillment of any provision of the Note, or of this Deed of Trust, at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance, the Beneficiary shall ever receive anything of value which is deemed to be interest by Colorado law which would exceed the Maximum Lawful Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount of the Note or on account of any other principal indebtedness of the Grantor to the Beneficiary and to the payment of interest thereon or, if such excessive interest exceeds the unpaid balance of principal of the Note and such other indebtedness, such excess shall be refunded to the Grantor.

25. SECONDARY MARKET

25.1 TRANSFER OF THE LOAN

The Beneficiary may, at any time, grant Participations, and may transfer the Loan Documents by sale or other assignment, either to be held by the transferee, or for the purpose of the issuance of Securities.

25.2 SALE OR DELEGATION OF SERVICING

The Beneficiary may, at any time, transfer any and all of the servicing rights with respect to the Loan, or delegate any or all of its responsibilities as Beneficiary under the Loan Documents.

25.3 DISSEMINATION OF INFORMATION

In connection with any transfer of the Loan, the Beneficiary may forward all documents and information that the Beneficiary deems necessary or desirable concerning the Loan, including the financial statements of any Obligor, and such other information as may be reasonably related to the Obligors, the Property or the Leases to any:

(a) transferee or prospective transferee of the Loan; (b) Rating Agency rating the Loan, a Participation, or Securities; or

(c) any organization maintaining databases on the underwriting and performance of commercial mortgage loans. The Grantor irrevocably waives any and all rights it may have under applicable Legal

Requirements to prohibit such disclosure, including any right of privacy.

25.4 COOPERATION

The Grantor agrees to cooperate with the Beneficiary in connection with any transfer of the Loan or any Participation or Securities. The Grantor agrees to provide to the Beneficiary or to any persons described in Section 25.3 above to whom the Beneficiary may disseminate such information, at the Beneficiary's request, financial statements of Obligors, an estoppel certificate and such other documents as may be reasonably related to the Obligors, the Property, or the Leases.

25.5 RESERVES/ ESCROWS

If Participations are granted or Securities issued in connection with the Loan, all funds held by the Beneficiary in escrow or as reserves in accordance with the Loan Documents may, at the Beneficiary's discretion, be deposited in "eligible accounts" at "eligible institutions" and invested in "permitted investments" as then defined and required by the Rating Agencies.

26. MISCELLANEOUS

26.1 SUCCESSORS AND ASSIGNS

All of the terms of the Loan Documents shall apply to, be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Obligors, or to the holder of the Note, as the case may be.

26.2 SURVIVAL OF OBLIGATIONS

Each and all of the Obligations shall continue in full force and effect until the latest of (a) the date the Indebtedness has been paid in full and the Obligations have been performed and satisfied in full, (b) the last date permitted by law for bringing any claim or action with respect to which the Beneficiary may seek payment or indemnification in connection with the Loan Documents, and (c) the date on which any claim or action for which the Beneficiary seeks payment or indemnification is fully and finally resolved and, if applicable, any compromise thereof of judgment or award thereon is paid in full.

26.3 FURTHER ASSURANCES

The Grantor, upon the request of the Beneficiary or the Trustee, shall complete, execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary to carry out more effectively the purposes of this Deed of Trust, to subject any property intended to be covered by this Deed of Trust to the liens and security interests it creates, to place third parties on notice of those liens and security interests, or to correct any defects which may be found in any Loan Document.

26.4 RIGHT OF INSPECTION

The Beneficiary shall have the right from time to time, upon reasonable advance notice to the Grantor, to enter onto the Real Property for the purpose of inspecting and reporting on its physical condition, tenancy and operations.

26.5 EXPENSE INDEMNIFICATION

The Grantor shall pay all filing and recording fees, documentary stamps, intangible taxes, and all expenses incident to the execution and acknowledgment of this Deed of Trust, the Note or any of the other Loan Documents, any supplements, amendments, renewals or extensions of any of them, or any instrument entered into under Subsection 26.3. The Grantor shall pay or reimburse the Beneficiary, upon demand, for all costs and expenses, including appraisal and reappraisal costs of the Property and reasonable attorneys' and legal assistants' fees, which the Beneficiary may incur in connection with enforcement proceedings under the Note, this Deed of Trust, or any of the other Loan Documents (including all fees and costs incurred in enforcing or protecting the Note, this Deed of Trust, or any of the other Loan Documents in any bankruptcy proceeding), and attorneys' and legal assistants' fees incurred by the Beneficiary in any other suit, action, legal proceeding or dispute of any kind in which the Beneficiary is made a party or appears as party plaintiff or defendant, affecting the Indebtedness, the Note, this Deed of Trust, any of the other Loan Documents, or the Property, or required to protect or sustain the lien of this Deed of Trust. The Grantor shall be obligated to pay (or to reimburse the Beneficiary) for such fees, costs and expenses and shall indemnify and hold the Beneficiary harmless from and against any and all loss, cost, expense, liability, damage and claims and causes of action, including attorneys' fees, incurred or accruing by reason of the Grantor's failure to promptly repay any such fees, costs and expenses. If any suit or action is brought to enforce or interpret any of the terms of this Deed of Trust (including any effort to modify or vacate any automatic stay or injunction, any trial, any appeal, any petition for review or any bankruptcy proceeding), the Beneficiary shall be entitled to recover all expenses reasonably incurred in preparation for or during the suit or action or in connection with any appeal of the related decision, whether or not taxable as costs. Such expenses include reasonable attorneys' fees, witness fees (expert or otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including the costs of searching records, obtaining title reports, appraisals, environmental assessments, surveying costs, title insurance premiums, trustee fees, and other reasonable attorneys' fees, incurred by the Beneficiary that are necessary at any time in the Beneficiary's opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note.

26.6 GENERAL INDEMNIFICATION

The Grantor shall indemnify,  defend and hold the Beneficiary  harmless against:
(i) any and all claims for brokerage, leasing, finder's or similar fees which may be made relating to the Real Property or the Indebtedness, (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits costs and expenses (including the Beneficiary's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by the Beneficiary in connection with the Indebtedness, this Deed of Trust, the Real Property or any part thereof, or the operation, maintenance and/or use thereof, or the exercise by the Beneficiary of any rights or remedies granted to it under this Deed of Trust or pursuant to applicable law; provided, however, that nothing herein shall be construed to obligate the Grantor to indemnify, defend and hold harmless the Beneficiary from and against any of the foregoing which is imposed on or incurred by the Beneficiary by reason of the Beneficiary's willful misconduct or gross negligence.

26.7 RECORDING AND FILING

The Grantor shall cause this Deed of Trust and all amendments, supplements, and substitutions to be recorded, filed, re-recorded and refiled in such manner and in such places as the Beneficiary may reasonably request. The Grantor will pay all recording filing, re-recording and refiling taxes, fees and other charges.

26.8 NO WAIVER

No deliberate or unintentional failure by the Beneficiary to require strict performance by the Grantor of any Obligation shall be deemed a waiver, and the Beneficiary shall have the right at any time to require strict performance by the Grantor of any Obligation.

26.9 COVENANTS RUNNING WITH THE LAND

All Obligations are intended by the parties to be and shall be construed as covenants running with the Land.

26.10 SEVERABILITY

The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall nevertheless be construed and given effect to the extent possible. The invalidity or unenforceability of any provision in a particular jurisdiction shall neither invalidate nor render unenforceable any other provision of the Loan Documents in that jurisdiction, and shall not affect the validity or enforceability of that provision in any other jurisdiction. If a provision is held to be invalid or unenforceable as to a particular person or under a particular circumstance, it shall nevertheless be presumed valid and enforceable as to others, or under other circumstances.

26.11 ENTIRE AGREEMENT

The Loan Documents contain the entire agreements between the parties relating to the financing of the Real Property, and all prior agreements which are not contained in the Loan Documents are terminated. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against whom enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall be null and void.

26.12 NOTICES

In order for any demand, consent, approval or other communication to be effective under the terms of this Deed of Trust, "Notice" must be provided under the terms of this Subsection. All Notices must be in writing. Notices may be (a) delivered by hand, (b) transmitted by fax (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

       If to the Beneficiary:

       AUSA Life Insurance Company, Inc.

       c/o AEGON USA Realty Advisors, Inc.
       4333 Edgewood Road, N.E.
       Cedar Rapids, Iowa 52499-5443
       Attn:  Mortgage Loan Department
       Reference:  Loan #88766
       Fax Number: (319) 369-2277

       If to the Grantor:

       Green River at Palomino Park LLC
       c/o Wellsford Park Highlands Corp.
       6700 Palomino Pkwy
       Highlands Ranch, Colorado 80130
       Fax Number:  303-534-4398
       Attn:  David M. Strong

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Faxed Notices will be deemed delivered when a legible copy has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection). Mailed Notices shall be deemed given on the date of the first attempted delivery (whether or not actually received). Either the Beneficiary or the Grantor may change its address for Notice by giving at least fifteen (15) Business Days' prior Notice of such change to the other party.

26.13 COUNTERPARTS

This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

26.14 CHOICE OF LAW

This Deed of Trust shall be interpreted, construed, applied, and enforced according to, and will be governed by, the laws of Colorado, without regard to any choice of law principle which, but for this provision, would require the application of the law of another jurisdiction and regardless of where executed or delivered, where payable or paid, where any cause of action accrues in connection with this transaction, where any action or other proceeding involving the Loan is instituted, or whether the laws of Colorado otherwise would apply the laws of another jurisdiction.

26.15 FORUM SELECTION

The Grantor agrees that the sole and exclusive forum for the determination of any action relating to the validity and enforceability of the Note, this Deed of Trust and the other Loan Documents, and any other instruments securing the Note shall be either in an appropriate court of the State of Colorado or the applicable United States District Court.

26.16 SOLE BENEFIT

This Deed of Trust and the other Loan Documents have been executed for the sole benefit of the Grantor and the Beneficiary and the successors and assigns of the Beneficiary. No other party shall have rights thereunder or be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time. The Grantor shall have no right to assign any of its rights under the Loan Documents to any party whatsoever.

26.17 RELEASE OF CLAIMS

The Grantor hereby RELEASES, DISCHARGES and ACQUITS forever the Beneficiary and its officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the Grantor, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

26.18 NO PARTNERSHIP

Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between the Grantor and the Beneficiary, or in any way make the Beneficiary a co-principal with the Grantor with reference to the Property.

26.19 PAYOFF PROCEDURES

If the Grantor pays or causes to be paid to the Beneficiary all of the Indebtedness, then the Trustee's interest in the Real Property shall cease, and upon receipt by the Beneficiary of such payment, the Beneficiary shall either
(a) direct the Trustee to release this Deed of Trust or (b) assign the Loan Documents and endorse the Note (in either case without recourse or warranty of any kind) to a takeout lender, upon payment (in the latter case) of an administrative fee of $750.

26.20 SURVIVAL OF COMMITMENT TERMS

The Commitment shall survive the execution of this Deed of Trust and the other Loan Documents. Any term of the Commitment that has been inadvertently omitted from the Loan Documents is hereby incorporated in this Deed of Trust by reference. If any term of the Commitment conflicts with a provision of this Deed of Trust that addresses the same subject, the terms of this Deed of Trust shall prevail. Any provision of the Commitment which specifically states that it shall survive the closing of the Loan shall so survive, and is hereby incorporated in this Deed of Trust by reference.

26.21 FUTURE ADVANCES

Under this Deed of Trust, "Indebtedness" is defined to include certain advances made by the Beneficiary in the future. Such advances include any additional disbursements to the Grantor (unless in connection with another, independent mortgage financing) and any obligations under agreements which specifically provide that such obligations are secured by this Deed of Trust. In addition, Indebtedness is defined to include any amounts advanced to pay Impositions, to cure Defaults, or to pay the costs of collection and receivership. Accordingly, all such advances and obligations shall be equally secured with, and shall have the same priority as, the Indebtedness, and shall be subject to all of the terms and provisions of this Deed of Trust. The Grantor shall pay any taxes that may be due in connection with any such future advance.

26.22 INTERPRETATION

(A) HEADINGS AND GENERAL APPLICATION

The section, subsection, paragraph and subparagraph headings of this Deed of Trust are provided for convenience of reference only and shall in no way affect, modify or define, or be used in construing, the text of the sections, subsections, paragraphs or subparagraphs. If the text requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

(B) SOLE DISCRETION

The Beneficiary may take any action or decide any matter under the terms of this Deed of Trust or of any other Loan Document (including any consent, approval, acceptance, option, election or authorization) in its sole and absolute discretion, for any reason or for no reason, unless the related Loan Document contains specific language to the contrary. Any approval or consent that the Beneficiary might withhold may be conditioned in any way.

(C) RESULT OF NEGOTIATIONS

This Deed of Trust results from negotiations between the Grantor and the Beneficiary and from their mutual efforts. Therefore, it shall be so construed, and not as though it had been prepared solely by the Beneficiary.

(D) REFERENCE TO PARTICULARS

The scope of a general statement made in this Deed of Trust or in any other Loan Document shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement's scope. Therefore, unless the relevant provision of a Loan Document contains specific language to the contrary, the term "include" shall mean "include, but shall not be limited to" and the term "including" shall mean "including, without limitation."

26.23 INDEBTEDNESS MAY EXCEED NOTE'S FACE AMOUNT

The Grantor's successors or assigns are hereby placed on Notice that the Note contains late charge, prepayment and other provisions which may result in the outstanding principal balance exceeding the face amount of the Note.

26.24 JOINT AND SEVERAL LIABILITY

If there is more than one individual or entity executing this Deed of Trust as the Grantor, liability of such individuals and entities under this Deed of Trust shall be joint and several.

26.25 TIME OF ESSENCE

Time is of the essence of each and every covenant, condition and provision of this Deed of Trust to be performed by the Grantor.

26.26 JURY WAIVER

THE GRANTOR AND BY ITS ACCEPTANCE HEREOF, THE BENEFICIARY, HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT OR (II) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, AND THE GRANTOR AND BY ITS ACCEPTANCE HEREOF, THE BENEFICIARY, AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

26.27 RENEWAL, EXTENSION, MODIFICATION AND WAIVER

The Beneficiary, at its option, may at any time renew or extend this Deed of Trust, the Note or any other Loan Document. The Beneficiary may enter into a modification of any Loan Document without the consent of any person not a party to the document being modified. The Beneficiary may waive any covenant or condition of any Loan Document, in whole or in part, at the request of any person then having an interest in the Property or in any way liable for any part of the Indebtedness. The Beneficiary may take, release, or resort to any security for the Note and the Obligations and may release any party primarily or secondarily liable on any Loan Document, all without affecting any liability not expressly released in writing by the Beneficiary.

26.28 CUMULATIVE REMEDIES

Every right and remedy provided in this Deed of Trust shall be cumulative of every other right or remedy of the Beneficiary, whether conferred by law or by grant or contract, and may be enforced concurrently with any such right or remedy. The acceptance of the performance of any obligation to cure any Default shall not be construed as a waiver of any rights with respect to any other past, present or future Default. No waiver in a particular instance of the requirement that any Obligation be performed shall be construed as a waiver with respect to any other Obligation or instance.

26.29 NO OBLIGATION TO MARSHAL ASSETS

No holder of any deed of trust, security interest or other encumbrance affecting all or any portion of the Real Property, which encumbrance is inferior to the lien and security title of this Deed of Trust, shall have any right to require the Beneficiary to marshal assets.

26.30 TRANSFER OF OWNERSHIP

The Beneficiary may, without notice to the Grantor, deal with any person in whom ownership of any part of the Real Property has vested, without in any way vitiating or discharging the Grantor from liability for any of the Obligations.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be effective as of the date first above written.

              BORROWER:

              GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company

              By:   Wellsford Park Highlands Corp.,
                    a Colorado corporation, its manager


              By /s/ David M. Strong
                 ---------------------------------------------
                  David M. Strong
                  Vice President

                                 ACKNOWLEDGEMENT

STATE OF COLORADO)
                 )
COUNTY OF DENVER )


The foregoing instrument was acknowledged before me by David M. Strong as Vice President of Wellsford Park Highlands Corp., a Colorado corporation, manager of Green River at Palomino Park LLC, a Colorado limited liability company on this 30th day of January, 2003.


Witness my hand and official seal


/s/  Evonne C. Wiseman
----------------------
Notary Public